Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into this ___ day of____________, 2010 by and between INTEGRITY APPLICATIONS, INC., a Delaware corporation, (together with the Subsidiary (as defined below), the “Company”), and the undersigned (the “Purchaser”).

RECITALS:

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares (the “Purchased Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), as more fully described in the Offering Memorandum previously delivered to the Purchaser; and

WHEREAS, the Purchaser is agreeable to purchasing the Purchased Shares on the terms and subject to the conditions set forth therein and herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants herein contained, intending to be legally bound, the parties hereto hereby agree as follows:

1.	Definitions. The following terms have the meanings indicated:

Accredited Investor Certification shall mean the Accredited Investor Certification in the form attached hereto as Exhibit A.

Affiliate means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, control (including, with correlative meanings, controlling, controlled by and under common control with) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Agreement has the meaning set forth in the introductory paragraph.

Closing has the meaning set forth in Section 3.1.

Closing Date has the meaning set forth in Section 3.2(b).

Common Stock has the meaning set forth in the Recitals.

Common Stock Equivalents means any securities of the Company that would entitle the holder thereof to acquire shares of Common Stock, including, without limitation, any convertible debt, convertible preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

Company has the meaning set forth in the introductory paragraph.

Dilutive Issuance has the meaning set forth in Section 2.3(a).

Discounted Purchase Price has the meaning set forth in Section 2.3(a).

Escrow Agent has the meaning set forth in Section 2.2(b).

Escrow Agreement has the meaning set forth in the Offering Memorandum.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exempt Issuance means any and all of the following issuances of shares of Common Stock and/or Common Stock Equivalents by the Company: (i) issuances made to employees, consultants, officers and/or directors of the Company in return for their services to the Company, provided that, in the case of an issuance of shares of Common Stock, such issuance is not made at a price less than the Market Price on the date of issuance, and in the case of an issuance of Common Stock Equivalents, the exercise or conversion price thereof is not less than the Market Price on the date of issuance, (ii) issuances of the Make-Up Shares (if any), (iii) issuances made upon the conversion or exercise of any Company securities outstanding as of the date hereof, (iv) issuances made pursuant to a bona fide firm commitment underwritten public offering, (v) issuances made in connection with any strategic acquisition, merger, business combination or similar transaction, the primary purpose of which is not to raise equity capital, and (vi) issuances made to former shareholders of the Subsidiary pursuant to (A) any obligation or commitment arising under applicable law or under any contract, agreement, or settlement to which the Company or the Subsidiary is bound, or (B) any injunction or other binding order of any court or other tribunal having jurisdiction over the Company or the Subsidiary.

Financial Statements has the meaning set forth in Section 5.6.

Initial Closing has the meaning set forth in Section 3.1.

Make-Up Shares has the meaning set forth in Section 2.3(a).

Market Price shall mean, as of a particular date, the (i) the closing sales price of the Common Stock on such date as reported on the national stock exchange or over-the-counter bulletin board or similar trading platform on which the Common Stock is trading on such date; (ii) if no shares of Common Stock traded on such date, the most recent closing sales price of the Common Stock prior to such date as reported on the national stock exchange or over-the-counter bulletin board or similar trading platform on which the Common Stock is trading on such prior date; or (iii) if the Common Stock is not publicly traded, then the market price will be the higher of $6.25 or the market price determined by the Company’s board of directors.

Material Adverse Effect means with respect to any Person (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Purchased Shares; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of any such Person; (iii) a material adverse effect on the ability of such Person to perform in any material respect on a timely basis its obligations under this Agreement; or (iv) an event which would reasonably be expected to subject such Person to any material liability.

Offering Memorandum means that certain Confidential Private Offering Memorandum, dated July 26, 2010, as such document may be amended or supplemented.

Per Share Purchase Price means $6.25 per share, subject to (i) proportional increase for any reverse split of Common Stock effected after the date hereof and on or before the Closing Date and (ii) proportional decrease for any split of Common Stock effected after the date hereof and on or before the Closing Date.

Person means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

Placement Agent means Andrew Garrett, Inc.

Placement Fees has the meaning set forth in Section 3.2(a).

Private Placement means the offering by the Company of the Purchased Shares, as more fully described in the Offering Memorandum, pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Purchase Price has the meaning set forth in Section 2.1.

Purchased Shares has the meaning set forth in the Recitals.

Purchaser has the meaning set forth in the introductory paragraph.

Registration Rights Agreement means that certain Registration Rights Agreement, dated the date hereof, between the Company and the Purchaser.

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Subsidiary means A.D. Integrity Applications Ltd., an Israeli company.

Transaction Documents means this Agreement, the Registration Rights Agreement, and the certificates representing the Purchased Shares.

2.	Agreement to Purchase Shares.

2.1.         Sale and Issuance of the Purchased Shares.  Subject to the terms and conditions set forth in this Agreement, Purchaser hereby agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser at the Closing, the number of Purchased Shares shown below Purchaser’s name on the signature page hereto, for an aggregate purchase price to be paid by Purchaser (the “Purchase Price”) in the amount shown below Purchaser’s name on the signature page hereto.

2.2.         Delivery of Purchase Price; Acceptance of Subscription. Purchaser understands and agrees that this subscription is made subject to the following terms and conditions:

(a)           Purchaser understands that separate subscription agreements will be executed with other purchasers for additional Purchased Shares to be sold by the Company in connection with the Private Placement;

(b)           Contemporaneously with the execution and delivery of this Agreement, Purchaser shall pay to US Bank, as escrow agent (the “Escrow Agent”), in immediately available funds using the wire instructions attached hereto, the amount equal to the Purchase Price;

(c)           Purchaser shall deliver a signed copy of this Agreement, the Registration Rights Agreement, and the Accredited Investor Certification to the Placement Agent at the address set forth in the Accredited Investor Certification;

(d)           Purchaser understands that all funds paid hereunder will be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.  In the event that the Company does not meet the conditions for Closing as specified in this Agreement (or such conditions are not waived) on or before the expiration of the Private Placement, taking into account any extensions to the offering period pursuant to Section 3.1, the offering will be terminated, no Purchased Shares will be sold in this offering and all funds paid hereunder will be returned to Purchaser;

(e)           The subscription for the Purchased Shares shall be deemed to be accepted only when this Agreement has been signed by an authorized officer of the Company;

(f)           The Company shall have the right to reject this subscription, in whole or in part;

(g)           The payment of the Purchase Price (or, in the case of a rejection of a portion of Purchaser’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest, if Purchaser’s subscription is rejected in whole or in part or if the Private Placement is terminated, withdrawn or canceled; and

(h)           The representations and warranties of the Company and Purchaser set forth herein shall be true and correct as of the date that the Company accepts this subscription.

2.3.         Per Share Purchase Price Protection.

(a)           If from the date hereof until the earlier to occur of (i) September 1, 2012 and (ii) the date that a particular Purchaser has sold or otherwise transferred (other than transfers to an Affiliate of such Purchaser) that number of shares of Common Stock equal to or greater than the number of Purchased Shares acquired by such Purchaser in connection with the Private Placement, the Company shall issue shares of Common Stock at, or Common Stock Equivalents entitling the holder thereof to acquire shares of Common Stock for, a price per share less than the Per Share Purchase Price (such lower issuance price being referred to herein as the Discounted Purchase Price and such issuance being referred to herein as a Dilutive Issuance), the Company shall issue to such Purchaser that number of additional shares of Common Stock (the “Make-Up Shares”) equal to: (a) the total Purchase Price paid by such Purchaser at the Closing divided by the Discounted Purchase Price less (b) the Purchased Shares acquired by such Purchaser in connection with the Private Placement.  The number of Make-Up Shares to which a particular Purchaser shall be entitled shall be subject to reduction as provided in Section 2.3(b) hereof.  If shares of Common Stock or Common Stock Equivalents are issued for a consideration other than cash, the per share issuance price shall be the fair value of such consideration as determined in good faith by the Company’s Board of Directors.  The Company shall not refuse to issue a Purchaser the Make-Up Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has been engaged in any violation of law, agreement or for any other reason, unless an injunction by a court of competent jurisdiction restraining and or enjoining an issuance under this Section 2.3 shall have been sought and obtained.  Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Company’s failure to deliver the Make-Up Shares and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  Promptly after the date of closing of any Dilutive Issuance transaction, the Company shall give the Purchasers written notice thereof.  Notwithstanding anything to the contrary herein, this Section 2.3 and a Purchaser’s right to receive Make-Up Shares hereunder shall not apply to, and a Dilutive Issuance shall not be deemed to have occurred as a result of, any Exempt Issuance.

(b)           To the extent that a particular Purchaser has sold or otherwise transferred (other than transfers to an Affiliate of such Purchaser) any shares of Common Stock after the date hereof, the number of Make-Up Shares to which such Purchaser shall be entitled shall be reduced pro rata by the ratio of the shares of Common Stock so sold or transferred to the Purchased Shares.  For example, if (i) a particular Purchaser purchased 40,000 Purchased Shares at a per share price of $6.25 in connection with the Private Placement and then, before the date of a subsequent Dilutive Issuance, sold 10,000 shares of Common Stock, the number of Make-Up Shares would be reduced by one-fourth (1/4).  Applying that example to an instance in which the Discounted Purchase Price was $4.00 per share in connection with a Dilutive Issuance, the total number of Make-Up Shares to which such Purchaser would be entitled would be calculated as follows:

($240,000) ÷ ($4.00 per share) – 40,000 shares = 20,000 shares, reduced by 1/4 to 15,000 shares.

3.	Closing.

3.1.         General.  The consummation of the Private Placement (the “Closing”) will occur at one or more closings (each, a “Closing”).  The initial Closing (the “Initial Closing”) shall occur at the Company’s offices on or before 5:00 pm EST on August 9, 2010 unless extended by the Company in accordance with the Offering Memorandum.  From and after the Initial Closing, the Company may have such additional Closings as the Company may determine; provided, however, that the final Closing must occur on or before the date that is 120 days after the date of the Offering Memorandum delivered in connection with the Initial Closing unless extended by mutual agreement of the Company and the Placement Agent.

3.2.         Conditions to the Closing.

(a)           General.  Pursuant to the Escrow Agreement, the Escrow Agent shall not release the escrowed funds to the Company until the Placement Agent has received its fees (the “Placement Fees”) as set forth in the Placement Agent Agreement between the Company and the Placement Agent.  Upon receipt by the Placement Agent of the Placement Fees and the satisfaction (or waiver) of the conditions set forth in Sections 3.2(b) and 3.2(c), the Placement Agent will deliver the documents set forth in Section 2.2(c) to the Company on behalf of the Purchaser.  The Company shall not issue the Purchased Shares to the Purchaser until the Placement Fees have been received by the Placement Agent.

(b)           Purchaser Conditions.  The obligation of the Purchaser to purchase the Purchased Shares and to pay the Purchase Price shall be subject to the satisfaction or waiver by the Purchaser of the following conditions on or before the date of a Closing (a “Closing Date”) with such Purchaser:

(i)           the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on such Closing Date as if made on such date;

(ii)          the Board of Directors of the Company shall have approved the Private Placement, the transactions contemplated thereby and the entry by the Company into each of the agreements, including the Transaction Documents contemplated therein;

(iii)         the Registration Rights Agreement shall have been executed and delivered by the Company;

(iv)        certificates representing the Purchased Shares have been delivered to the Purchaser;

(v)         the Placement Agent shall have received from Greenberg Traurig, P.A. and Matry, Meiri & Co., counsel for the Company, an opinion, dated as of the Initial Closing, in form and substance reasonably acceptable to the Placement Agent;

(vi)        the Minimum (as defined in the Offering Memorandum) amount of funds shall have been raised by the Company in connection with the Private Placement; and

(vii)       there must not have been commenced or threatened against the Company, or against any Affiliate of the Company, any proceeding, action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereunder or the Private Placement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereunder or the Private Placement.

(c)           Company’s Conditions.  The obligation of the Company to issue and sell the Purchased Shares and complete the Closing shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

(i)           the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on such Closing Date as if made at and on such date;

(ii)          the Company shall have received a duly executed and delivered Accredited Investor Certification from the Purchaser; and

(iii)         the Minimum (as defined in the Offering Memorandum) amount of funds shall have been raised by the Company in connection with the Private Placement.

4.	Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to the Company that:

4.1.         Organization; Authority; Capacity.  If Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and Purchaser has the requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions hereunder and thereunder and otherwise to carry out its obligations hereunder and thereunder.  If Purchaser is an individual, Purchaser has the capacity to enter into this Agreement and the other Transaction Documents and to consummate the transactions hereunder and thereunder and otherwise carry out its obligations hereunder and thereunder.  The purchase by Purchaser of the Purchased Shares has been duly authorized by all necessary action on the part of Purchaser.  This Agreement has been, and the other Transaction Documents will be, when executed and delivered at the Closing, duly executed and delivered by Purchaser.  This Agreement constitutes, and the other Transaction Documents, when executed and delivered at the Closing will constitute, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

4.2.         Consents.  No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental or regulatory department, agency or authority having jurisdiction over Purchaser or its business or properties is required for the execution and delivery of this Agreement or any other Transaction Document by Purchaser or the performance of Purchaser’s obligations and duties hereunder or thereunder.

4.3.         Investment Intent.  Purchaser is acquiring the Purchased Shares solely for Purchaser’s own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Purchased Shares in violation of the Securities Act.  No other person has a beneficial interest in the Purchased Shares, and no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the Purchase Price.  Purchaser does not intend to dispose of all or any part of the Purchased Shares or the Make-Up Shares (if issued), except in strict compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Purchased Shares (and, if issued, the Make-Up Shares) are being offered pursuant to one or more specific exemptions under the provisions of the Securities Act, which exemption(s) depend(s), among other things, upon compliance with the provisions of the Securities Act.

4.4.         Access to Information.

(a)           General.  Purchaser acknowledges that it has carefully reviewed and understands the Offering Memorandum and the other documents delivered to Purchaser, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about the Company and the Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  In purchasing the Purchased Shares, Purchaser has not relied on any information other than the information set forth in the Offering Memorandum, the information in the other documents delivered to the Purchaser, the Company’s representations and warranties set forth in Section 5 and the information referred to in Section 4.4(b).

(b)           Risk Factors.  Without limiting the acknowledgements of Purchaser contained in Section 4.4(a) in any way, Purchaser specifically acknowledges that he, she, or its representative has read, carefully considered and fully understands all of the risks associated with an investments in the Purchased Shares, including, without limitation, the risk factors set forth in the Offering Memorandum.

4.5.         Nature of Purchaser.  Purchaser represents and warrants to, and covenants and agrees with, the Company that, (a) it is an accredited investor within the meaning of Rule 501 of Regulation D promulgated by the SEC pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

4.6.         Knowledge and Experience.  Purchaser is experienced in evaluating and investing in the securities of businesses in the Company’s and Subsidiary’s industry, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares and of protecting its interests in connection with an acquisition of the  Purchased Shares.  Purchaser understands that the acquisition of the Purchased Shares is a speculative investment and involves substantial risks and Purchaser could lose its entire investment in the Purchased Shares.

4.7.         Suitability and Reliance on Own Advisors.  Purchaser has carefully considered and has, to the extent Purchaser deemed it necessary, discussed with Purchaser’s own professional, legal, tax and financial advisers the suitability of an investment in the Purchased Shares for Purchaser’s particular tax and financial situation, and Purchaser has determined that the Purchased Shares are a suitable investment for Purchaser.  Purchaser has not relied upon the Company or its advisers for legal or tax advice.

4.8.         Ability to Bear Risk of Loss.  Purchaser is financially able to hold the Purchased Shares and the Make-Up Shares (if issued) subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its Purchase Price.

4.9.         Non-Registered Securities.  Purchaser acknowledges that the offer and sale of the Purchased Shares have not been registered under the Securities Act or any state securities laws and the Purchased Shares and the Make-Up Shares (if issued) may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available.  Purchaser understands that the offer and sale of the Purchased Shares is intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements of Purchaser contained in this Agreement.

4.10.       Truth and Accuracy.  All representations and warranties made by Purchaser in this Agreement, any other Transaction Documents, and the Accredited Investor Certification are true and accurate as of the date hereof and shall be true and accurate as of the Closing.  If at any time prior to the Closing, any such representation or warranty shall not be true and accurate in any respect, Purchaser shall so notify the Company immediately in writing.

4.11.       Scope of Business.  Purchaser has been advised and understands that the Company will be exposed to numerous investment opportunities in all areas of the medical device industry and may therefore pursue various types of transactions and opportunities, even if they do not fit within the primary focus of the Company’s current business plan.

4.12.       Brokers or Finders.  Except for the Placement Agent, Purchaser has not dealt with any broker or finder except as disclosed in writing to the Company in connection with the transactions contemplated by the Agreement, and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agent’s commissions or any similar charges in connection with the transactions contemplated by the Agreement.

4.13.       No General Solicitation.  The Purchased Shares were not offered to Purchaser through any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.14.        Forward Looking Statements.   Purchaser acknowledges and understands that the Offering Memorandum includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and various provisions of the Securities Act and the Exchange Act, about the Company’s expectations, beliefs or intentions regarding its product development efforts, business, financial condition, results of operations, strategies or prospects and that all statements, other than statements of historical facts, included in the Offering Memorandum that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company’s business and operations, plans, references to future success, projected performance and trends, and other such matters, are forward-looking statements.  Purchaser acknowledges and understands that these statements involve risks and uncertainties, are based on certain historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances and that there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.  Whether actual results will conform to the Company’s expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially.

5.            Company’s Representations and Warranties.  The Company hereby represents and warrants to Purchaser that:

5.1.          Organization, Good Standing and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Subsidiary is duly organized, validly existing and in good standing under the laws of Israel.  Each of the Company and the Subsidiary has all requisite power and authority to own and operate its properties and assets and, in the case of the Company, to execute and deliver the Transaction Documents and to carry out the provisions of the Transaction Documents.  Each of the Company and the Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.

5.2.          Authorization; Binding Obligation.  All corporate action on the part of the Company necessary for the authorization of the Transaction Documents, the issuance of the Purchased Shares, and the performance of all obligations of the Company hereunder and thereunder at the Closing has been taken or will be taken prior to the Closing.  The individual executing and delivering the Transaction Documents on behalf of the Company has been duly authorized to execute and deliver such documents on behalf of the Company, and the signature of such individual is binding upon the Company.  This Agreement has been, and the other Transaction Documents will be, when executed and delivered at the Closing, duly executed and delivered by the Company.  This Agreement constitutes, and the other Transaction Documents, when executed and delivered at the Closing will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

5.3.         Capitalization.  Except as otherwise disclosed to the Purchaser in writing,

(a)           The capitalization of the Company is as set forth in the Offering Memorandum.

(b)           All of the outstanding shares of Common Stock of the Company have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, and were issued in compliance with all applicable federal and state securities laws.  The Company holds no treasury stock in its treasury.  The Purchased Shares have been duly authorized and, when issued and delivered to Purchaser against payment therefor, will be validly issued, fully paid and non-assessable.  The Make-Up Shares have been duly authorized and, if and when issued and delivered to Purchaser against payment therefor, will be validly issued, fully paid and non-assessable.  The issuance of the Purchased Shares and the Make-Up Shares (if issued) will not be subject to any preemptive or similar rights.

(c)           Prior to giving effect to the transactions contemplated by the Private Placement, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, rights of first refusal or first offer, preemptive rights, or other agreements or rights to purchase or otherwise acquire from the Company any shares of, or any securities convertible into, the capital stock of the Company except as disclosed in the Offering Memorandum.

(d)           Except in connection with the Private Placement and as disclosed in the Offering Memorandum, no shareholders of the Company have any right to require the registration of any securities of the Company or to participate in any such registration.

5.4.         Status of Subsidiary.  The Subsidiary has been duly formed and is validly existing and in good standing under the laws of Israel, with all requisite company power and authority to own or lease its properties and to conduct its business in all material respects as currently conducted.   The Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.

5.5.         Ownership of Subsidiary.  Except as disclosed in the Offering Memorandum, the Company owns directly all of the equity interests of the Subsidiary, free and clear of any and all liens, encumbrances and restrictions, and the issued and outstanding equity interests of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  Neither the Company nor the Subsidiary is a party to any material joint venture, nor has any ownership interest in any other entity that is material to the Company and not disclosed in the Offering Memorandum.

5.6.         Financial Statements.  The Company has delivered to Purchaser as part of the Offering Memorandum the Company’s (a) audited financial statements (including balance sheet, statement of operations, statements of changes in shareholders’ equity, and statement of cash flows) as of December 31, 2008 and for the fiscal year then ended and as of December 31, 2009 and for the fiscal year then ended and (b) unaudited financial statements (including balance sheet, statement of operations, and statement of cash flows) as of March 31, 2010 and for the 3-month period then ended, or such subsequent interim financial statements as may be included in the Offering Memorandum following the date hereof (collectively, the “Financial Statements”).  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2010 and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

5.7.         Litigation.  Except as disclosed in the Offering Memorandum, there are no suits or proceedings pending, or to the knowledge of the Company overtly threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting the Company or its assets (including the Subsidiary), which if adversely determined would have a Material Adverse Effect.

5.8.         Approvals and Consents.  Except as disclosed in the Offering Memorandum, (a) all material authorizations, consents, approvals, franchises and licenses required under applicable law or regulation for the ownership or operation of the properties owned or operated by the Company and the Subsidiary and for the conduct of any business in which either is engaged have been duly issued and are in full force and effect, and to the Company’s knowledge neither it nor the Subsidiary is in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over the Company or the Subsidiary; and (b) no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Transaction Document, except in each case for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under federal or state securities or Blue Sky laws in connection with the purchase or registration of the Purchased Shares or (iii) the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.9.         Compliance with Laws, Other Instruments.  Except as disclosed in the Offering Memorandum, the issuance and sale of the Purchased Shares to Purchaser as contemplated hereby and the execution, delivery and performance by the Company of the Transaction Documents will not (a) contravene, violate, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Company or the Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter, certificate of incorporation, bylaws or other organizational or formation document or agreement of the Company or the Subsidiary, or any other material agreement or instrument to which the Company or the Subsidiary is bound or by which the Company or the Subsidiary or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or the Subsidiary or (c) materially violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company or the Subsidiary.

5.10.       Taxes.  Each of the Company and the Subsidiary has filed all federal, Israeli, state, and local income and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all taxes, including any applicable withholding taxes, shown on all assessments received by it to the extent that such taxes have become due.  Neither the Company nor the Subsidiary is subject to any federal, Israeli, state, or local tax liens and has not received any notice of deficiency or other official notice to pay any taxes.  The Company and the Subsidiary have each paid all sales and excise taxes payable by it.

5.11.       Intellectual Property.  The Company or the Subsidiary owns or has a valid right to use all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business, without known, alleged or actual conflict with the rights of others.

5.12.       Permits.  Each of the Company and the Subsidiary has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor the Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

5.13.       Title.  Except as set forth in the Offering Memorandum, the Company (a) has good title to all of the assets shown in its Financial Statements as owned by the Company, free and clear of all liens and encumbrances; and (b) has a valid leasehold interest in all properties, assets and other rights which it purports to lease or which are reflected as leased on its books and records, free and clear of all liens and encumbrances and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents, except where the failure to obtain such consent would not result in a Material Adverse Effect.  The Company and the Subsidiary are not, and nor are any of their respective assets, subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

5.14.       No Material Adverse Change.  Since the date of the Offering Memorandum, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company or the Subsidiary, and no event has occurred or circumstance exists that may result in such a material adverse change except for such changes as may have occurred in the medical devices industry generally, in the national or world economy, or from the operation by the Company and the Subsidiary of its business in the ordinary course and consistent with past practice.

5.15.       Observance of Agreements, Statutes and Orders.  Except as disclosed in the Offering Memorandum, neither the Company nor the Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority which default or violation could reasonably be expected to have a Material Adverse Effect upon the operations or financial condition of the Company or the Subsidiary.

5.16.       Private Placement.  Assuming the accuracy of the representations and warranties of Purchaser contained in this Agreement, the offer, sale and issuance of the Purchased Shares to Purchaser are exempt from the registration requirements of the Securities Act, and the securities laws of any state having jurisdiction with respect thereto, and neither the Company nor the Subsidiary has taken any action that would cause the loss of such exemption.

5.17.       Brokers or Finders.  Except for the Placement Agent, the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Transaction Documents, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage of finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Agreement.

5.18.       No Integrated Offering.  Neither the Company nor any of its Affiliates (including the Subsidiary), nor, to the Company’s knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration the Securities Act.

5.19.       Full Disclosure.  No Transaction Document, nor any agreement, document, certificate or statement delivered by the Company to Purchasers, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading.

6.            Restrictions on Transfer.

6.1.         Resale Restrictions.  Purchaser understands that the offer and sale of the Purchased Shares to Purchaser have not been registered under the Securities Act or under any state securities laws.  Purchaser agrees not to offer, sell or otherwise transfer the Purchased Shares or the Make-Up Shares (if issued), or any interest in any of the foregoing securities, unless (i) the offer and sale is registered under the Securities Act; or (ii) the Purchased Shares and the Make-Up Shares (if issued), as applicable, are sold or transferred in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable state securities laws and, if the Company requests, Purchaser delivers to the Company an opinion of counsel reasonably acceptable to the Purchaser to such effect; or (iii) Purchaser delivers to the Company an opinion of counsel (at the expense of the Purchaser) reasonably satisfactory to the Company that the offer and sale is otherwise exempt from Securities Act (and state securities laws) registration.

6.2.         Restrictive Legend.  Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates or other documents representing the Purchased Shares and the Make-Up Shares (if issued) unless the Purchased Shares are held for more than 12 months:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE TRANSFER OF SUCH SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION, AND THE TERMS OF SECTION 6.1 OF THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.  A COPY OF THE SUBSCRIPTION AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE CORPORATION.

6.3.         Illiquid Investment.  Purchaser acknowledges and agrees that it must bear the economic risk of its investment in the Purchased Shares and the Make-Up Shares (if issued) for an indefinite period of time, until such time as the Purchased Shares and the Make-Up Shares (if issued), as applicable, are registered or an exemption from registration is available.

6.4.         Legal Opinion.  On or immediately after the first anniversary of the Initial Closing, the Company shall, at its cost, cause Greenberg Traurig, P.A. to prepare and submit to the Company’s transfer agent a blanket legal opinion regarding the removal of the restrictive legend set forth in Section 6.2 hereof on any Purchased Shares held by the Purchaser pursuant to Rule 144(b)(1) (the “144 Opinion”), provided that such 144 Opinion may provide for exclusions or exceptions for Persons who are or may become affiliates affiliates within the meaning set forth in Rule 144(a)(1).  Such 144 Opinion shall be in form and substance reasonably satisfactory to the Company’s legal counsel.  If there is more than one Closing, the Company shall cause its legal counsel to prepare and submit to the Company’s transfer agent a 144 Opinion on or immediately after the first anniversary of each such Closing Date.  The Company shall provide a legal opinion to its transfer agent for resale of Purchased Shares under the registration statement(s) filed covering the resale of such securities pursuant to this agreement (the “Resale Opinion”), provided that such Resale Opinion may provide for exclusions or exceptions for Persons who are or may become affiliates within the meaning set forth in Rule 144(a)(1).  Each Resale Opinion shall be delivered to the Company’s transfer agent immediately after the respective registration statement is declared effective.

7.            Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)           if to the Company, to:

Integrity Applications, Inc.
P.O. Box 432
Ashkelon 78100 Israel
Attention: Avner Gal, CEO and Chairman of the Board
Fax: 972 (8) 675-7850

(b)           if to Purchaser, at its address on the signature page hereto attached hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.            Reliance.  Purchaser and the Company understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party’s respective representations and warranties in this Agreement to establish compliance with applicable securities laws.  Purchaser and the Company agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

9.           Miscellaneous.

9.1.          Assignment.  This Agreement is not transferable or assignable.

9.2.          Titles.  The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

9.3.          Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

9.4.          Entire Agreement.  This Agreement, together with the other Transaction Documents, constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

9.5.          Waiver and Amendment.  Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Company and Purchaser.

9.6.          Survival.  Purchaser’s obligations under this Agreement shall survive Purchaser’s death, insanity, incapacity, bankruptcy or insolvency.

9.7.          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.  In the event that this Agreement is delivered by facsimile transmission or by e-mail delivery of a .pdf format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

9.8.          Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of the State of New York without regard to its conflict of laws principals.

*    *    *    *

How to subscribe to the private offering of securities
for Integrity Applications, Inc.

1.	Date and Fill in the number of Purchased Shares being purchased and Complete and Sign the Subscription Agreement. Needs to be completed by Retail and Institutional Investors.

2.	Initial the Accredited Investor Certification page. Needs to be completed by Retail and Institutional Investors (Schedule 1).

3.
Complete and return the Investor Profile.  Section A of the Investor Profile is for Retail Investors. Section B of the Investor Profile is for Institutional Investors.  Section C and D of the Investor Profile is for both Retail and Institutional Investors.

4.	Complete and Return Wire Transfer Authorization – Andrew Garrett Retail Clients only.

5.	Complete and return Form W-9. If the subscription is from a foreign citizen or entity, we will forward the appropriate Form W-8. Needs to be completed by Retail and Institutional Investors.

6.
Patriot Act Regulations require us to have a valid photo ID in our file for ALL subscriptions.  Please return with the original documents a copy of your valid Driver’s License or Passport. We would prefer a scanned copy of the original document for our records.

7.	Fax all forms to Jamie Mitchell at (646) 708-9671 and then send all signed and completed original documents with check to:

Jamie Mitchell
Chief Operations Officer
Andrew Garrett, Inc.
Two Grand Central Tower, 11th Floor
140 East 45th Street
New York, NY 10017

8.	Please make your subscription payment by check payable to the order of US Bank, Escrow Agent for Integrity Applications, Inc.

9.	Wire Transfer instruction should be directed as follows:

   Bank Name:       US Bank
                                60 Livingston Avenue
                            St. Paul, MN 55107

ABA#:     091000022

Account Name:   US Bank Trust

Trust Clearing Account #:

F/F/C:

Attention Linh Tran:        (651) 495-3567

FBO:      Name of Subscriber

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S.  State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

SUBSCRIPTION AGREEMENT
Needs to be completed by Retail and Institutional Investors

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of

_____ Purchased Shares at a price of $6.25 per Share (NOTE: to be completed by Purchaser)

Purchase Price: $                                                                          .

Date (NOTE: To be completed by Purchaser): __________________, 2010

If the Purchaser is an Individual, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address

INTEGRITY APPLICATIONS, INC.

By:
Avner Gal CEO and Chairman of the Board

SCHEDULE 1
INTEGRITY APPLICATIONS, INC.
ACCREDITED INVESTOR CERTIFICATION
Needs to be completed by Retail and Institutional Investors

For Individual Accredited Investors Only
(all Individual Accredited Investors must INITIAL where appropriate):

Initial _______
I have a net worth (excluding the value of my primary residence) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

Initial _______
I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of the issuer.

For Non-Individual Accredited Investors
(all Non-Individual Accredited Investors must INITIAL where appropriate):

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial _______
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

CERTAIN DEFINITIONS

Investment Objectives: The typical investment listed with each objective are only some examples of the kinds of investments that have historically been consistent with the listed objectives.  However, neither Integrity Applications, Inc. nor Andrew Garrett, Inc. can assure that any investment will achieve your intended objective.  You must make your own investment decisions and determine for yourself if the investments you select are appropriate and consistent with your investment objectives.

Neither Integrity Applications, Inc. nor Andrew Garrett, Inc. assume responsibility to you for determining if the investments you selected are suitable for you.

Preservation of Capital: An investment objective of Preservation of Capital indicates you seek to maintain the principal value of your investments and are interested in investments that have historically demonstrated a very low degree of risk of loss of principal value.  Some examples of typical investments might include money market funds and high quality, short-term fixed income products.

Income:  An investment objective of Income indicates you seek to generate from investments and are interested in investments that have historically demonstrated a low degree of risk of loss of principal value.  Some examples of typical investments might include high quality, short and medium-term fixed income products, short-term bond funds and covered call options.

Capital Appreciation:  An investment objective of Capital Appreciation indicates you seek to grow the principal value of your investments over time and are willing to invest in securities that have historically demonstrated a moderate to above average degree of risk of loss of principal value to pursue this objective.  Some examples of typical investments might include common stocks, lower quality, medium-term fixed income products, equity mutual funds and index funds.

Trading Profits: An investment objective of Trading Profits indicates you seek to take advantage of short-term trading opportunities, which may involve establishing and liquidating positions quickly.  Some examples of typical investments might include short-term purchases and sales of volatile or low priced common stocks, put or call options, spreads, straddles and/or combinations on equities or indexes.  This is a high-risk strategy.

Speculation:  An investment objective of Speculation indicates you seek a significant increase in the principal value of your investments and are willing to accept a corresponding greater degree of risk by investing in securities that have historically demonstrated a high degree of risk of loss of principal value to pursue this objective.  Some examples of typical investments might include lower quality, long-term fixed income products, initial public offerings, volatile or low priced common stocks, the purchase of sale of put or call options, spreads, straddles and/or combinations on equities or indexes, and the use of short-term or day trading strategies.

Other: Please specify.

Investor Questionnaire
(Must be completed by Retail and Institutional Investors)

Section A - Retail Investor Information

Investor Name(s): ___________________________________________________________________________________

Individual executing Profile or Trustee: __________________________________________________________________

Social Security Numbers / Federal I.D. Number: ___________________________________________________________

Date of Birth:		Marital Status: ___________________________
Joint Party Date of Birth:		Investment Experience (Years):______________
Annual Income:		Liquid Net Worth:
Net Worth:
Tax Bracket:	_______ 15% or below	_____ 25% - 35% _____ Over 35%

Investment Objectives (circle one or more):	Preservation of Capital, Income, Capital Appreciation, Trading Profits, Speculation or Other (please specify) * See definitions on preceding page

Home Street Address:

Home City, State & Zip Code:

Home Phone: ________________________ Home Fax: _____________________  Home Email:

Cellular Phone:

Employer:
Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone: __________________________ Bus. Fax: __________________________ Bus. Email:

Type of Business:

Andrew Garrett Account Executive / Outside Broker/Dealer:

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed.  These photocopies must be certified by a lawyer as to authenticity.

Section B – Institutional Investor Information

Investor Name(s):

Authorized Individual (incl. title) executing on behalf of Institution:
Federal I.D. Number:
Jurisdiction of Organization:
Source of Investment Funds:
 U.S. Financial Institution from which Funds are to be Transferred:

(If funds are to be transferred from non-U.S. account, a supplemental questionnaire will be required)

Principal Place of Business

Street Address:
City, State & Zip Code:
Phone: ________________________ Fax: _____________________  Email:
Cellular Phone:
Type of Institution:
Andrew Garrett Account Executive / Outside Broker/Dealer:

If the general partner or other person(s) authorized to sign on behalf of the institution are United States citizens, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

_____________________________            _________________________________

Please provide a photocopy of the organizational documents governing the institution, such as a partnership agreement or limited liability company operating agreement.

Section C – Share Certificate Delivery Instructions (Retail and Institutional Investors)

____ Please deposit Share Certificate in my Andrew Garrett Account #______________________________________________.

____ Please open an Andrew Garrett account and subsequently deposit my Share Certificate in it.

____ Please deliver Purchased Shares to the Employer Address listed in Section A.

____ Please deliver  Purchased Shares to the Home Address listed in Section A.

____ Please deliver  Purchased Shares to the following address:
__________________________________________.

Section D – Form of Payment – Check or Wire Transfer (Retail and Institutional Investors

____ Check payable to US Bank, as Escrow Agent for Integrity Applications, Inc.

____ Wire funds from my outside account according to the How to subscribe for Purchased Shares Page.

____ Wire funds from my Andrew Garrett Account - See Following Page.

  ____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm:
________________________

Investor Signature

Memorandum

Wire Transfer Authorization

Jamie Mitchell

Chief Administrative Officer
Andrew Garrett, Inc
140 East 45th Street, 11th Floor

New York, NY 10017

RE: Wire Transfer Instructions for the subscription to purchased shares of the Private Placement of Securities for Integrity Applications, Inc.

Dear Mr. Mitchell:

I am subscribing for ___  Shares of the common stock, par value $0.001 per share, of Integrity Applications, Inc. ($______________ of the private placement of securities for Integrity Applications, Inc.).  This is my letter of authorization to execute a wire transfer for _____________ from my account at Andrew Garrett 800-_______ to the escrow agent for the offering per the instructions below:

US Bank
60 Livingston Avenue
St. Paul. MN 55107

ABA # 091000022

F/B/O: US Bank Trust

Trust Clearing Account #

F/F/C:
Ref: ___________________
Attention: Linh Tran (651) 495-3567

Please call me at (____) _____- ______ if you have any questions on my instructions.

Sincerely,

Customer Name

Subscribed and sworn to before this ___ day of _____________, 2010.

_____________________
Signature of Notary
_____________________
Print Name

My Commission expires: _____________